Exhibit 99.1

Emerge Energy Services Announces Fourth Quarter 2014 Results

Southlake, Texas — March 2, 2015 — Emerge Energy Services LP (“Emerge Energy”) today announced fourth quarter 2014 financial and operating results.

Highlights

•	Adjusted EBITDA of $36.3 million for the three months ended December 31, 2014.

•	Distributable Cash Flow of $33.4 million for the three months ended December 31, 2014.

•	Cash available for distribution of $33.4 million, or $1.41 per unit, for the three months ended December 31, 2014.

•	Full quarter sales of 1,233,000 tons of sand.

•	Arland facility opened in early December 2014 quickly ramped up to full capacity.

Overview

Emerge Energy reported net income of $24.4 million, or $1.01 per diluted unit for the three months ended December 31, 2014.  For that same period, Emerge Energy reported Adjusted EBITDA of $36.3 million and Distributable Cash Flow of $33.4 million.  Net income, net income per unit and Adjusted EBITDA for the three months ended December 31, 2013, were $14.0 million, $0.58 per diluted unit and $24.6 million, respectively.  For the year ended December 31, 2014, Emerge Energy reported net income of $89.1 million, net income of $3.70 per diluted unit and Adjusted EBITDA of $131.9 million. Net income, net income per unit and Adjusted EBITDA for the year ended December 31, 2013 were $35.2 million, $0.92 and $85.2 million, respectively. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy declared a distribution of $1.41 per unit for the fourth quarter of 2014, which represents an increase of 2.2% over the third quarter 2014 distribution of $1.38 per unit.

“Emerge Energy had a tremendous year, and we are extremely proud of the performance of and cash flow generated by our employees,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy.  “Our sand segment continued to deliver strong per-ton margins and brought the Arland facility up to full capacity in record time. Our fuel segment continued to suffer from falling refined product prices but was able to mitigate much of the damage by accelerating inventory turns and through our hedging program.”

“Our sand segment turned in a record year,” added Rick Shearer, CEO of Emerge Energy. “The sand segment generated Adjusted EBITDA of $40.3 million for the three months ended December 31, 2014 and $121.9 million for the year ended December 31, 2014. We brought two new mine and wet plant complexes online, acquired a third, and closed the year by opening our 2.5 million ton-per-year Arland dry plant, which we were able to bring to full capacity in four days. We added in-basin transload locations, increased our rail yard capacity by 50%, and added several thousand rail cars. We also just added another rail loadout location and are now shipping directly onto four Class One rail lines.

“Demand for frac sand continues to be strong, but lower crude oil prices have had a chilling effect on the market. We continue to work with customers to improve our position in the market, as well as to help them lower their total cost of sand on a delivered per-ton basis. This includes moving more product through our transload terminals, using our logistics network to lower the cost of delivery of the sand, and offering other temporary concessions that allow us to recover margin as the price of crude oil recovers. We have also been able to amend and extend a number of contracts, and now have 8.3 million tons under contract, including commitments for plants that we expect to be operational in the future, for a weighted average remaining life of 4.0 years. At the same time, we are investing time and some capital in projects that we believe will allow us to continue to lower our sand production costs on a per-ton basis.

“Our Fuel segment generated Adjusted EBITDA of $(1.9) million for the three months ended December 31, 2014 primarily because of the continued decline in refined product prices. However, we believe that the worst of that market is behind us, and we are taking several proactive measures that we believe will position the fuel segment for a solid performance in 2015 and beyond.

“As we look toward our major capital projects for 2015 and beyond, we still intend to bring online a new 2.5 million ton per year dry plant in Wisconsin. In addition to our Independence facility, we are well down the road toward constructing a second dry plant, and expect to have one of these two facilities online by the end of the year. In the fuel segment, we plan to spend $20 million for new hydrotreaters that will allow us to process more high-sulfur transmix into gasoline and ultra-low sulfur diesel, which we believe will make our facilities more competitive and allow us to capture additional margin. In all, our capital expenditure plans for 2015 total $110 million, approximately $10 million of which is scheduled as maintenance capital expenditures.”

Conference Call

Emerge Energy will host its 2014 fourth quarter and year end results conference call later today, Monday, March 2, 2015 at 10 a.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (800) 798-2864 or (617) 614-6206 and entering pass code 32273070. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference from 2:00 p.m. CDT on March 2 through 11:59 p.m. CDT on March 9, 2015. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 13546219.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three months and year ended ended December 31, 2014 and 2013 (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$242,562	$246,030	$1,111,254	$873,255
OPERATING EXPENSES
Cost of goods sold	197,049	214,927	950,006	767,911
Depreciation, depletion and amortization	6,901	6,362	24,803	20,828
Selling, general and administrative expenses	11,695	9,439	38,723	26,835
IPO transaction-related costs	—	—	—	10,966
Total operating expenses	215,645	230,728	1,013,532	826,540
Operating income	26,917	15,302	97,722	46,715
OTHER EXPENSE (INCOME)
Interest expense, net	2,388	1,278	7,394	10,586
Loss on extinguishment of debt	—	—	—	907
Other	(13)	(57)	611	(334)
Total other expense	2,375	1,221	8,005	11,159
Income before provision for income taxes	24,542	14,081	89,717	35,556
Provision for income taxes	124	90	638	386
NET INCOME	$24,418	$13,991	$89,079	$35,170
Adjusted EBITDA (a)	$36,311	$24,626	$131,866	$85,191

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$104,249	$53,796	$341,836	$167,768
OPERATING EXPENSES
Cost of goods sold	57,799	30,224	204,282	91,416
Depreciation, depletion and amortization	3,935	2,786	12,777	10,458
Selling, general and administrative expenses	6,253	3,652	15,821	10,556
Operating income	$36,262	$17,134	$108,956	$55,338
Adjusted EBITDA (a)	$40,333	$20,652	$121,893	$66,623

Volume of sand sold (tons in thousands):	1,233	765	4,306	2,651
Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	124	—	124	—
Barron, Wisconsin facility	570	453	2,224	1,334
New Auburn, Wisconsin facility	379	359	1,394	1,330
Kosse, Texas facility	81	17	299	115
Total volume of sand produced	1,154	829	4,041	2,779

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended December 31, 2014, Emerge Energy sold 1,233,000 tons of sand, compared to 765,000 tons for the same period in the prior year. The Barron facility produced 570,000 tons, compared to 453,000 tons for the same period in 2013, while the New Auburn facility produced 379,000 tons, compared to 359,000 tons for the same period in 2013.  After starting up in early December 2014, the Arland facility produced 124,000 tons, while the Kosse facility increased sales to 81,000 tons, up from 17,000 for the same period in 2013. Sand segment Adjusted EBITDA was $40.3 million for the fourth quarter 2014, compared to $20.7 million for the same quarter in 2013.  This 95% increase in Adjusted EBITDA was due to the increase in total sand sales at all company facilities, the start-up of the Arland facility, a decrease in sand production costs, an increase in average selling price, and an increase in margin contribution from our logistics services.

Fuel Segment

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$138,313	$192,234	$769,418	$705,487
OPERATING EXPENSES
Cost of goods sold	139,250	184,703	745,724	676,495
Depreciation, depletion and amortization	2,959	3,575	11,998	10,369
Selling, general and administrative expenses	1,043	1,767	5,319	6,057
Operating income	$(4,939)	$2,189	$6,377	$12,566
Adjusted EBITDA (a)	$(1,939)	$5,781	$18,514	$23,056
Volume of refined fuels sold (gallons in thousands)	58,201	63,413	264,364	224,484
Volume of terminal throughput (gallons in thousands)	43,337	55,872	210,665	207,280
Volume of transmix refined (gallons in thousands)	24,834	32,421	116,611	91,813
Refined transmix as a percent of total refined fuels sold	42.7%	51.1%	44.1%	40.9%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended December 31, 2014, Emerge Energy sold 58 million gallons of refined fuel, compared to 63 million gallons for the same period last year, and had additional third-party volume of 43 million gallons pass through its terminals, compared to 56 million gallons for the same period last year.  Emerge Energy refined 25 million gallons of transmix for the three months ended December 31, 2014, compared to 32 million gallons for the same period last year.  Adjusted EBITDA for Fuel was $(1.9) million for the fourth quarter 2014, compared to $5.8 million for the comparable quarter in 2013.  This 134% decrease in Adjusted EBITDA was due, in part, to a sharp and prolonged backwardated period of refined product prices.

Capital Expenditures

For the three months ended December 31, 2014, Emerge Energy’s capital expenditures totaled $18.8 million.  This includes approximately $433,000 of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended December 31, 2014, Emerge Energy generated $33.4 million in Distributable Cash Flow.  On January 23, 2015, we announced a distribution of $1.41 per unit, which was paid on February 13, 2015 to common unitholders of record on February 5, 2015.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services.  Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Robert Lane
(817) 865-2541

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$242,562	$246,030	$1,111,254	$873,255
OPERATING EXPENSES
Cost of goods sold	197,049	214,927	950,006	767,911
Depreciation, depletion and amortization	6,901	6,362	24,803	20,828
Selling, general and administrative expenses	11,695	9,439	38,723	26,835
IPO transaction-related costs	—	—	—	10,966
Total operating expenses	215,645	230,728	1,013,532	826,540
Operating income	26,917	15,302	97,722	46,715
OTHER EXPENSE (INCOME)
Interest expense, net	2,388	1,278	7,394	10,586
Loss on extinguishment of debt	—	—	—	907
Other	(13)	(57)	611	(334)
Total other expense	2,375	1,221	8,005	11,159
Income before provision for income taxes	24,542	14,081	89,717	35,556
Provision for income taxes	124	90	638	386
NET INCOME	$24,418	$13,991	$89,079	$35,170
Less Predecessor net income before May 14, 2013	—	—	—	13,124
POST-IPO NET INCOME	$24,418	$13,991	$89,079	$22,046
Earnings per common unit (basic)	$1.01	$0.58	$3.70	$0.92
Earnings per common unit (diluted)	$1.01	$0.58	$3.70	$0.92
Weighted average number of common units outstanding including participating securities (basic)	24,116,923	24,015,662	24,070,418	24,015,562
Weighted average number of common units outstanding (diluted)	24,121,956	24,023,891	24,076,437	24,021,957

EMERGE ENERGY SERVICES LP
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$6,876	$2,167
Restricted cash and equivalents	—	6,188
Trade and other receivables, net	75,708	49,645
Inventories	32,278	41,320
Direct financing lease receivable	—	555
Prepaid expenses and other current assets	9,262	4,157
Total current assets	124,124	104,032
Property, plant and equipment, net	238,657	146,131
Intangible assets, net	31,158	39,415
Goodwill	29,264	29,264
Other assets, net	13,765	4,174
Total assets	$436,968	$323,016
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$21,341	$36,096
Accrued liabilities	24,411	17,274
Current portion of long-term debt	53	233
Current portion of capital lease liability	930	3,469
Total current liabilities	46,735	57,072
Long-term debt, net of current portion	221,864	93,809
Obligation for business acquisition, net of current portion	10,737	—
Capital lease liability, net of current portion	57	—
Asset retirement obligations	2,386	1,414
Total liabilities	281,779	152,295
Commitments and contingencies
Partners’ Equity:
General partner	—	—
Limited partner common units	155,189	170,721
Total partners’ equity	155,189	170,721
Total liabilities and partners’ equity	$436,968	$323,016

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables (in thousands) reconcile net income (loss) to Adjusted EBITDA.

	Three Months Ended December 31,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
	($ in thousands)
Net income (loss)	$36,262	$17,134	$(4,939)	$2,189	$(6,905)	$(5,332)	$24,418	$13,991
Interest expense, net	—	—	—	—	2,388	1,278	2,388	1,278
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Other loss	—	—	—	—	(13)	(57)	(13)	(57)
Provision for income taxes	—	—	—	—	124	90	124	90
Operating income (loss)	36,262	17,134	(4,939)	2,189	(4,406)	(4,021)	26,917	15,302
Depreciation, depletion and amortization	3,935	2,786	2,959	3,575	7	1	6,901	6,362
Equity-based compensation expense	—	—	—	—	2,316	2,213	2,316	2,213
Loss (gain) on disposal of equipment	—	777	4	(18)	—	—	4	759
Provision for doubtful accounts	115	(45)	37	35	—	—	152	(10)
Accretion of asset retirement obligations	21	—	—	—	—	—	21	—
Adjusted EBITDA	$40,333	$20,652	$(1,939)	$5,781	$(2,083)	$(1,807)	$36,311	$24,626

	Year Ended December 31,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
	($ in thousands)
Net income (loss)	$108,956	$55,338	$6,377	$12,566	$(26,254)	$(32,734)	$89,079	$35,170
Interest expense, net	—	—	—	—	7,394	10,586	7,394	10,586
Loss on extinguishment of debt	—	—	—	—	—	907	—	907
Other (income) loss	—	—	—	—	611	(334)	611	(334)
Provision for income taxes	—	—	—	—	638	386	638	386
Operating income (loss)	108,956	55,338	6,377	12,566	(17,611)	(21,189)	97,722	46,715
Depreciation, depletion and amortization	12,777	10,458	11,998	10,369	28	1	24,803	20,828
IPO transaction-related costs	—	—	—	—	—	10,966	—	10,966
Equity-based compensation expense	—	—	—	—	9,042	5,734	9,042	5,734
Loss (gain) on disposal of equipment	19	773	(11)	(18)	—	—	8	755
Provision for doubtful accounts	103	51	150	139	—	—	253	190
Accretion of asset retirement obligations	38	3	—	—	—	—	38	3
Adjusted EBITDA	$121,893	$66,623	$18,514	$23,056	$(8,541)	$(4,488)	$131,866	$85,191

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow.

Three Months Ended December 31, 2014
Net income	$24,418

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	6,901
Add amortization of deferred financing costs	271
Add income taxes accrued, net of payments	113
Add equity-based compensation expense	2,316
Add provision for doubtful accounts	152
Add unrealized loss on fair value of interest rate swaps	282
Add loss on disposal of assets	4
Add accretion of asset retirement obligations	21
Less cash distribution on participating securities	(549)
Less maintenance capital expenditures	(433)
Other	(52)

Distributable cash flow	$33,444